UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

PayPal Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36859	47-2989869
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2211 North First Street

San Jose, CA 95131

(Address of principal executive offices)

(408) 967-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	PYPL	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

On March 10, 2025, the Board of Directors (the “Board”) of PayPal Holdings, Inc. (the “Company”) appointed Joy Chik as a new member of the Company’s Board, effective March 10, 2025. Ms. Chik currently serves as the President of Identity and Network Access at Microsoft. Ms. Chik fills a vacancy created by an increase in the size of the Board from 11 to 12. As a non-employee director, Ms. Chik will be entitled to receive compensation as described under “Director Compensation” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2024. The Board has also appointed Ms. Chik to the Audit, Risk and Compliance Committee of the Board, effective March 10, 2025.

There is no arrangement or understanding between Ms. Chik and any other persons pursuant to which Ms. Chik was appointed as a director. Furthermore, there are no transactions in which the Company was a participant and in which Ms. Chik had an interest that would be required to be reported under Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company regarding the election of Ms. Chik to its Board is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press Release dated March 10, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PayPal Holdings, Inc.

(Registrant)

Date: March 10, 2025	/s/ Brian Y. Yamasaki
	Name:	Brian Y. Yamasaki
	Title:	Vice President, Corporate Legal and Secretary